                                              BLACKROCK Utilities & Telecommunications Fund, Inc.

           FILE #811-06180

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
03/20/2006	INFRASOURCE	13,000,000	25,000	Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, First Albany Capital Inc.